U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2009

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Sector 10, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

14553 South 790 West

Bluffdale, Utah 84065

(206) 853-4866

(Address and telephone number of principal executive offices and place of business)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01(a): Moody Capital, LLC

1)

The date on which the agreement was entered into or amended, the identity of the parties to the agreement or amendment and a brief description of any material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendment; and

Date of Agreement: September 8, 2009

2)

A brief description of the terms and conditions of the agreement or amendment that are material to the registrant.

Moody Capital, LLC was engaged to perform Investment Banking services to assist the Company in raising capital. The initial terms of the engagement shall be for 120 days on a nonexclusive basis from the date of this agreement. The engagement may be extended at the sole discretion of the Company. In its role as investment banker, Moody shall provide the following services:

•

Evaluate the Company’s capital requirements for funding current growth,

•

Assist in the structure of the securities to be used to complete the funding; and

•

Use our best efforts to secure up to $7,700,000 in financing through either equity, debt, combination of both equity and debt, royalty agreement or combination of either equity and debt or both with the royalty agreement.

•

Use our best efforts to secure additional funding for acquisitions as determined under engagement review. The fee structure will be adjusted to reflect adjustments at certain funding levels as agreed by the parties.

In connection with the services to be provided, as outlined above, the Company shall pay to Moody fees in the following manner:

•

For its role as investment banker Moody Capital shall receive a fee equal to $18,750 payable in four installments. The first two installments of $3,125 with the first due upon execution of the agreement and the second due thirty days thereafter. The final two installments of $6,250 will be due 60 and 90 days after the execution of this agreement. The Company has the right to pay all or a portion of the fee in cash or in free trading common shares based on the closing price on the last trading day prior to the fee due date. If elected, the request for the transfer of free trading shares will be submitted to the Transfer Agent within 2 business days of acceptance of this agreement. If funding in excess of $500,000 is received during the payment period, then the Company will use excess funds to pay any remaining unpaid fee.

•

For the placement of common or preferred stock and any convertible/redeemable debt Moody shall receive 10% of the principal amount raised at each closing. This fee shall include all other fees and expenses that may be charged or assessed by other brokers, agents or parties involved in any funding transaction

•

Additionally Moody shall receive 10% warrant coverage for any equity or sub-debt placed. The warrants shall be for two and a half (2 ½) years and shall be exercisable at the greater of $.50 per share or 10% above the offering price or conversion price and have piggyback registration rights. Once computed, the warrant offering price or conversion price and term will be fixed with no subsequent changes permitted. All warrants shall be covered in a separate warrant agreement.

Item 1.01(b): Desert Capital Consulting, LLC

1)

The date on which the agreement was entered into or amended, the identity of the parties to the agreement or amendment and a brief description of any material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendment; and

Date of Agreement: September 29, 2009

2)

A brief description of the terms and conditions of the agreement or amendment that are material to the registrant.

Desert Capital was engaged to provide consulting services and to assist in raising bridge funds of $200,000 to $500,000. The term of this Agreement shall begin on the date first indicated above and shall continue (30) days thereafter, renewable by mutual agreement between Client and Consultant. Consultant shall also provide, either by Consultant directly or by qualified subcontractors, the following services:

•

Managerial Assistance

•

Strategic Planning

•

Assistance in Identifying and Negotiating with competent Investor Relations entities designed to increase awareness of Client’s advances in its core sector

•

Assistance in acquiring necessary funding for operations and growth (see initial project described in Section 4)

•

Advice as to the Clients’ communication with Shareholders of Record

•

Guidance and consultation regarding compliance with the regulatory agencies which oversee publicly traded and fully reporting companies.

•

The Consultant commits to providing 20 hours of service per month under this agreement.

Client shall pay Consultant, in consideration for Consulting Services, $3,000 monthly in cash (for consideration). The first payment is due upon execution of the agreement. If Consultant provides more than 20 hours of services under this agreement, Consultant shall be paid at a rate of $150 per hour for each hour in excess of the 20 hours. Such payment is contingent on the fact that such excess hours have been authorized and approved by the Client CFO or his designate. Properly authorized excess hours shall be billed by Consultant on a monthly basis at the end of the month in which the hours were incurred.

The initial 20 hours of the agreement shall be for the purpose of attaining Client’s immediate cash needs of $200K-$500K. DCC will request, research and review all Due Diligence items (including but not limited to assets, liabilities, revenues, other cash flows, and potential collateral offerings), and based on its conclusions will approach its’ most viable funding sources on a preliminary basis to determine the probability of success in gaining the requested funding. Should DCC, at the conclusion of this review, determine that it would be able to provide access to funding suitable to the needs of Sector 10, DCC shall draft applicable proposal(s) for review and final decision by Sector 10. At that time DCC will negotiate a Fee Agreement with Sector 10 based on successful closing of the funding proposal. Additionally DCC would review any existing documents reflecting funding scenarios or offerings that are already proposed through non-DCC sources.

Item 1.02 Termination of a Material Definitive Agreement.

Dutro Company and the Master Product Manufacturing and Purchase Agreement

1)

The date of the termination of the material definitive agreement, the identity of the parties to the agreement and a brief description of any material relationship between the registrant or its affiliates and any of the parties other than in respect of the material definitive agreement;

The Company entered into an exclusive Master Product Manufacturing and Purchase Agreement dated October 1, 2007, between Dutro Company and Sector 10, (the “Confidentiality and Manufacturing Agreement”). The agreement was for a 2 year period expiring on September 30, 2009.

The Company issued a Cease and Desist letter on August 25, 2009 to the manufacturer regarding the production, sale and distribution of products similar to Sector 10 products. In addition, the Company notified the Manufacturer of its breach of the contract on September 14, 2009 for failure to provide information allowed under the agreement. The Company will not renew the Agreement and is pursuing other outside manufacturers.

2)

A brief description of the terms and conditions of the agreement that are material to the registrant;

The agreement set forth terms and conditions for the exclusive manufacturing rights to Sector 10 product production during the term including production, pricing, research and development among others. The Agreement also contains confidentiality provisions which prohibit the parties from using confidential information outside the terms of the agreement.

3)

A brief description of the material circumstances surrounding the termination; and

During the term, the Company became aware of the Manufacturer production of products similar to Sector 10 MRU product.  The Company has reviewed the situation and noted that there were a number of sales to outside parties with no benefit to Sector 10. The Company issued a cease and desist letter to the Manufacturer and other parties on August 25, 2009. The letter requested that the Manufacturer and other parties discontinue the production, sales and distribution of the product that is similar to the Sector 10 products. The Company will continue to monitor the situation to determine the status of our request. No legal action has been initiated as of this date.

On August 6, 2009, Sector 10, Inc. agreed to provide consideration of $250,000 to Dutro Company for all obligations owed to Dutro Company by Sector 10, Inc. or its affiliates prior to the date of agreement. According to the agreement, the consideration included the following items:

•

Full reimbursement for all R&D expenditures incurred on or before the effective date of this Agreement. This includes any invoiced and un-invoiced R&D expenditures.

•

All future R&D will be paid only under a mutually signed agreement before the either party incurs any expense. If no such agreement is completed, no R&D will be reimbursed or completed.

On September 2, 2009, the Company forwarded a request for information from Dutro Company regarding details concerning the research and development costs reimbursed in the August 6 agreement. The letter stated that in accordance with Section 15(a) of the Master Product Manufacturing and Purchase Agreement (“Manufacturing Agreement”) dated October 1, 2007, Sector 10, Inc. requests the following information for all Sector 10 products that have been produced “as built” or “in process” including all versions of MRU, SRU, SRU-Media, Drones, MRU-Specialty units and any other products:

(1)

Detailed specs for all base units

(2)

Detailed specs for all enhancements to base units (special add ons etc)

(3)

Engineer drawings and notes regarding research and development or other enhancements.

(4)

Pricing breakdown by product and add on

(5)

Listing of all suppliers used in production and related detailed costs associated with each supplier.

On September 10, 2009, Dutro Company stated that they were under no obligation to provide the requested information and therefore refused our request. The Company disagrees with Dutro Company and has issued a notice on September 14, 2009 to formally inform Dutro Company that they are in breach of the Manufacturers Agreement. No legal action has been initiated as of this date.

4)

Any material early termination penalties incurred by the registrant.

None

ABOUT SECTOR 10

Sector 10, Inc. is focused on changing the emergency response paradigm from centralized equipment staging to onsite pre-deployed resources. Sector 10 is the only emergency response systems company so strongly emphasizing pre-deployed resources as the way to save lives, avert injuries, reduce liability and to “Bridge the Survival Gap”.

Sector 10 seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX 3D System. The Pericles LogiX 3D System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 is the exclusive provider of the Pericles LogiX 3D System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has begun sales and distribution of the SRU and MRU products within the United States

SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals, Airports, Convention Centers and Stadiums.

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

Sales efforts have currently been focused on the West Coast and the New York Metropolitan area on the East Coast.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU or SRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company; the Company’s limited financial resources; the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 2.03 (a) Agreement with Edward Johnson – initially reported May 20, 2008

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

On May 11, 2008, Sector 10, Inc. (“Sector 10”) entered into an agreement with Edward Johnson (“Johnson”) to provide short term financing to provide assistance with the development and expansion of the business of Sector 10.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

Under the terms of the Agreement dated, May 11, 2008, Sector 10 and Johnson agree to a short term financing $200,000 obligation. The loan will be for term of 9 months with 1 automatic extension of 6 months allowed if so requested by Sector 10. Interest on the loan is fixed at rate equal to prime plus 1 (As published in the Wall Street Journal as of the effective date of this agreement).  The effective prime rate as of May 11, 2008 was 5%. The rate under the agreement is 6%

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

The Company extended the original due date to August 9, 2009. The lender subsequently objected stating that the extension was valid until May 9, 2009. The Company cash flows have not been sufficient to pay the note upon either extended due date. The Company is in current discussions with the lender and is seeking funding to refinance the debt. The lender has requested that the interest rate be increased from the default period from 6% to 18%. The lender is considering filing a claim to collect on the note. This matter is still under discussion.

Item 2.03 (b) Agreement with Vicki Davis

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The individual provided funding for Company operations. On June 10, 2009, an agreement was reached as to the payment terms. The total amount of funding was $168,000 that was provided on or before March 31, 2009. No further funding will be provided unless agreed by both parties.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation equals $168,000. Interest accrues at an annual rate of 7.5%. Interest only payments are required to be made on a quarterly basis beginning with the first payment due on January 10, 2010. The maturity date where all principal and unpaid interest is due is May 31, 2014.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

There is an option available that any payments due under the agreement may be paid in Company common shares. Such an option must be agreed by both parties. The obligation is secured against the Company’s Network Acquisition and Development asset by an amount equal to the principal amount of the obligation.

Item 2.03 (c) Agreement with William Dutro

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The individual has provided funding for Company operations. On June 24, 2009, an agreement was reached as to the payment terms. The total amount of funding was $65,000 that was provided on or before March 31, 2009. No further funding will be provided unless agreed by both parties.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation equals $65,000. Interest accrues at an annual rate of 7.5%. Interest only payments are required to be made on a quarterly basis beginning with the first payment due on January 10, 2010. The maturity date where all principal and unpaid interest is due is May 31, 2014.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

There is an option available that any payments due under the agreement may be paid in Company common shares. Such an option must be agreed by both parties. The obligation is secured against the Company’s Network Acquisition and Development asset by an amount equal to the principal amount of the obligation.

Item 2.03 (d) Agreement with Dutro Company

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

Dutro Company was the outsourced Manufacturer for the Company through September 30, 2009. Under a Manufacturer Agreement dated October 1, 2007, Dutro was the exclusive manufacturer of all Sector 10 products. Under the agreement, Dutro had the capability to provide research and development enhancements to the sector 10 covered products. Dutro funded R& D expenditures during the period of the contract. On August 6, 2009, the Company and Dutro agreed to cover all R&D and other production costs previously funded by Dutro. The total agreed amount was $250,000 for all prior costs/expenditures incurred by Dutro on behalf of Sector 10 production. The agreement set forth an agreement to return sector 10 inventory items in specific condition. Most of the inventory has been returned as of this date.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation equals $250,000. Interest accrues at an annual rate of 7.5%. Interest only payments are required to be made on a quarterly basis beginning with the first payment due on January 10, 2010. The maturity date where all principal and unpaid interest is due is May 31, 2014.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

There is an option available that any payments due under the agreement may be paid in Company common shares. Such an option must be agreed by both parties. The obligation is secured against the Company’s Network Acquisition and Development asset by an amount equal to the principal amount of the obligation.

Item 2.03 (e) Agreement with John Gargett

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The obligation represents employee salary earned but not paid. The initial loan agreement was signed on July 17, 2009 and was updated for unpaid salary through September 30. The total obligation is for $52,083.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation equals $52,083. Interest accrues at an annual rate of 7.5%. Interest only payments are required to be made on a quarterly basis beginning with the first payment due on January 10, 2010. The maturity date where all principal and unpaid interest is due is May 31, 2014.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

There is an option available that any payments due under the agreement may be paid in Company common shares. Such an option must be agreed by both parties. The obligation is secured against the Company’s Network Acquisition and Development asset by an amount equal to the principal amount of the obligation.

Item 2.03 (f) Agreement with Patrick Love

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The obligation represents employee salary earned but not paid. The initial loan agreement was signed on July 30, 2009 and was updated for unpaid salary through September 30. The total obligation is for $32,000.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation equals $32,000. Interest accrues at an annual rate of 7.5%. Interest only payments are required to be made on a quarterly basis beginning with the first payment due on January 10, 2010. The maturity date where all principal and unpaid interest is due is May 31, 2014.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant.

There is an option available that any payments due under the agreement may be paid in Company common shares. Such an option must be agreed by both parties. The obligation is secured against the Company’s Network Acquisition and Development asset by an amount equal to the principal amount of the obligation.

Item 2.03 (g) Agreement with Patrick M. Madison

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The individual provided $15,000 short term funding for Company working capital. The note is dated September 14, 2009

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation is $15,000. The loan term is for a 6 month period with one available 6 month extension. Interest accrues at an annual rate of 8%

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant

The individual received an initial 15,000 common shares equal to the amount invested. The individual has the option to convert all or a portion of the outstanding obligation to additional common shares upon maturity. In addition, the individual will receive warrants equal to 15,000 shares plus 50% of any shares received upon conversion (if any). The exercise price of the warrants is the greater of $.50 or 110% of the market price at conversion or final payoff. The warrants expire on September 30, 2011.

Item 2.03 (h) Agreement with Lee Allen

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The individual has provided funding for Company operations.  The individual is part of the Dutro Group. All other members of the Dutro Group agreed to the same terms and loan agreement. Mr. Allen has been presented with the same terms. He has rejected the terms. No agreement exists as of this date.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation is $18,000. Due to the rejection of the loan agreement, the Company will place the obligation as part of general accounts payable. Payment will be made when funding is received

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant

Mr. Allen argues that he was an officer of the Company for the period December 2008 through March 2009 and therefore is entitled to compensation. The Company has continually rejected this. Mr. Allen worked with the Company during that period as a representative from Reality Engineering and/or Dutro Company. He was never an employee and is not entitled to compensation.

Item 2.03 (i) Agreement with Reality Engineering

1)

Date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or the agreement creating the transaction

The Company was engaged on January 7, 2009 to assist in the further development of the PLX-3D software. The initial agreed fee for the project was $50,000. Due to a dispute in the fees and the end product, no agreement exists as of this date.

2)

The Amount of the Obligation, including the terms of its payment and if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties.

The obligation is in dispute. The original agreed fee for the project was $50,000. Lee Allen, President of Reality Engineering, has proposed a billing of approximately $180,000.  The Company has requested information to review and verify the value has been received to justify costs in excess of $50,000. Reality has refused to provide any useable end products or other critical materials until the Company commits to a payment of approximately $180,000. The Company has refused this. The Company has reflected an obligation on the books for $50,000. No additional amount can be reflected without having access to the end product resulting from the services. Since Reality has not been willing to provide any information, no agreement has been reached at this time. Since no amount has been agreed, no other loan terms have been discussed.

3)

Brief description of other terms and conditions of the transaction or agreement that are material to the registrant

The Company has no access to any useable product resulting from the services performed by Reality Engineering. Lee Allen is the President of Reality Engineering. He is also a member if the Dutro Group. The Company has successfully negotiated agreements with all other members of the Dutro Group as set forth above. All of the agreements are consistent with respect to the terms and conditions. It was our understanding that Reality Engineering would apply the same loan terms to any outstanding agreed amount.

Based on the refusal to present a useable product and information needed to allow us to perform future modifications, the Company has presented two options to Mr. Allen. The options were presented on September 29, 2009.

Option 1 may be summarized as follows:

a)

The Company immediately receives useable end products for all demos, video and other materials including code, user interface and other items needed to make future modifications.

b)

The Company will commit to a payment of $50,000 under the terms of a promissory note agreement under the same terms as set forth in the Dutro Company agreement.

c)

The Company will receive all of the information requested in our prior request so that we may select a 3rd party to perform an evaluation of the useable end product to independently determine if there is truly more than $50,000 value received. Any additional payment (if any) will be determined solely by this review.

d)

If there is an excess, we will add that to the promissory note agreement

e)

No additional payment will be considered if the requested information and useable end products are not received.

Option 2 may be summarized as follows:

a)

The Company and Reality Engineering end our relationship with no useable product being transferred.

b)

Reality Engineering may keep all of its work and the two parties will part ways.

c)

Reality Engineering may pull everything off the links that are currently established and controlled by Reality.

d)

No product was or will be received from the Reality Engineering services, therefore no value was or will be received from services and no fees are due or payable.

In an effort to resolve this matter, The Company has provided Lee Allen until October 7, 2009 to agree to all of the terms presented under Option 1. If Reality Engineering either rejects Option 1 or does not respond, the Company will proceed under Option 2 as of October 8, 2009.

Section 5 -- Corporate Governance and Management

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of John Gargett as Board Member and Vice President Operations, Chief Operations Officer:

Effective August 31, 209, John Gargett resigned as a member of the Board of Directors and as Vice President Operations and Chief Operations Officer.

Due to the Company cash flow situation, Mr. Gargett was interested in changing his corporate responsibilities. He continues to serve the Company in a sales function and is responsible for developing an incentive based sales infrastructure. Mr. Gargett has expressed interest in retaining his board and officer position and related responsibilities when funding has been received.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements- None

(b)

Pro forma financial information – None

(c)

Exhibits – John Gargett Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009

SECTOR 10, INC

By:	PERICLES DEAVILA
Pericles DeAvila, President